SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         (Amendment No. ______________)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Aradigm Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


1.  Title of each class of securities to which transactions applies:

    ----------------------------------------------------------------------------

2.  Aggregate number of securities to which transactions applies:

    ----------------------------------------------------------------------------

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

4.  Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

5.  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:

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2.  Form, Schedule or Registration Statement No.:

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3.  Filing party:

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4.  Date filed:

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


                               ARADIGM CORPORATION
                             26219 Eden Landing Road
                            Hayward, California 94545

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1997

TO THE SHAREHOLDERS OF ARADIGM CORPORATION:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aradigm Corporation, a California corporation (the "Company"), will be held on Tuesday, May 20, 1997 at 9:00 a.m. local time at the Holiday Inn at 1221 Chess Drive, Foster City, California for the following purposes:

   1. To elect directors to serve for the ensuing year and until their successors are elected.

   2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

   3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on April 4, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors

                                        Reid M. Rubsamen
                                        Secretary

Hayward, California
April 15, 1997

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               ARADIGM CORPORATION
                             26219 Eden Landing Road
                            Hayward, California 94545

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors of Aradigm Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on May 20, 1997, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Holiday Inn at 1221 Chess Drive, Foster City, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 15, 1997, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Only holders of record of Common Stock at the close of business on April 4, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 4, 1997 the Company had outstanding and entitled to vote 10,199,620 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to nine votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulative votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulative votes.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non- votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 26219 Eden Landing Road, Hayward, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

   Proposals of shareholders that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company not later than December 17, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

   There are nine nominees for the nine Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

   Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

   The names of the nominees and certain information about them are set forth below:

                                               PRINCIPAL OCCUPATION/
NAME                        AGE            POSITION HELD WITH THE COMPANY
-------------------------- ----- -----------------------------------------------
Lester John Lloyd ......... 60     Chairman of the Board of Directors of Aradigm

Richard P. Thompson ....... 45     President  and  Chief  Executive  Officer  of
                                     Aradigm

Reid M. Rubsamen, M.D.  ... 40     Vice President, Medical Affairs and Secretary
                                     of Aradigm

Jared A. Anderson, Ph.D. .. 59     Investment Advisor to  Electronic Investments
                                     Ltd.

Ross A. Jaffe, M.D. ....... 38     General Partner, Brentwood Associates

Burton J. McMurtry, Ph.D. . 61     General Partner, Technology Venture Investors

Gordon W. Russell. ........ 63     General Partner, Sequoia Capital

Fred E. Silverstein, M.D. . 54     Professor at the University of Washington

Virgil D. Thompson ........ 57     President,   Chief   Executive   Officer  and
                                     Director of Cytel Corporation

   LESTER JOHN LLOYD has been a director of the Company since 1991 and Chairman of the Board of Directors since 1992. Mr. Lloyd also served as the Company's President from 1992 to 1994 and Chief Financial Officer from 1992 to April 1996. Mr. Lloyd holds a B.S.M.E. from the University of California, Berkeley. Mr. Lloyd is also a director of Molecular Dynamics.

   RICHARD P. THOMPSON has been a director of the Company and has served as the Company's President and Chief Executive Officer since 1994. From April 1996 to February 1997, Mr. Thompson served as the Company's Chief Financial Officer. From 1991 to 1994, he was President of LifeScan, Inc., a medical device manufacturing and development subsidiary of Johnson & Johnson. Mr. Thompson holds a B.S. in biological sciences from the University of California at Irvine and an M.B.A. from California Lutheran College.

   REID M. RUBSAMEN, M.D., a founder of the Company, has been a director of the Company and has served as the Company's Vice President of Medical Affairs and Secretary since 1991. Dr. Rubsamen is a Board Certified anesthesiologist having received his medical training at Pacific Medical Center, San Francisco and Massachusetts General Hospital, where in 1989 he served as Chief Resident in Anesthesia. He was also a doctoral candidate in the computer science department at the Massachusetts Institute of Technology, leaving in 1990 to found the Company. Dr. Rubsamen holds an A.B. in biochemistry and computer science from the University of California, Berkeley, and an M.S. in computer science and an M.D. from Stanford University.

   JARED A. ANDERSON, PH.D. has been a director of the Company since 1992. Since the early 1980s, Dr. Anderson has managed a small portfolio of high technology investments and works closely with members of the investment banking and venture capital industry. Dr. Anderson is also a director of Classifieds 2000, a company providing classified advertising over the Internet. Dr. Anderson holds a B.S. in physics from the University of Texas at Austin and a Ph.D. in physics from the University of California, Berkeley.

   ROSS A. JAFFE, M.D. has been a director of the Company since 1993. Since April 1993, he has been a general partner of Brentwood Associates, a venture capital investment firm, which he joined in August 1990. During the period of 1988 to 1995, Dr. Jaffe served part-time as a Clinical Instructor and Attending Physician in various clinics of the University of California, San Francisco and University of California, Irvine. Dr. Jaffe holds an A.B. in Policy Studies from Dartmouth College, an M.D. from The Johns Hopkins University School of Medicine, an M.B.A. from Stanford University and is Board Certified in internal medicine. He is also a director of several privately-held companies.

   BURTON J. MCMURTRY, PH.D. has been a director of the Company since 1992. Since July 1980, he has been a general partner of various limited partnerships that, in turn, are general partners of various Technology Venture Investors venture capital partnerships. Mr. McMurtry holds a B.A. and a B.S. in electrical engineering from Rice University and an M.S. and a Ph.D. in electrical engineering from Stanford University. He is also a director of Intuit, Inc., Edify Corporation and SpectraLink Corp.

   GORDON W. RUSSELL has been a director of the Company since 1992. He has been a general partner of Sequoia Capital, a venture capital investment partnership, since 1979. Mr. Russell holds an A.B. in history from Dartmouth College. Mr. Russell is Chairman of the Board of Overseers of the Dartmouth Medical School and is Chairman Emeritus of the Board of Trustees of the Palo Alto Medical Foundation. Mr. Russell is also a director of SangStat Medical Corp., ChemTrak Incorporated, Fusion Medical Corp. and several privately-held health care companies.

   FRED E. SILVERSTEIN, M.D. has been a director of the Company since 1996. Dr. Silverstein is a Clinical Professor of Medicine at the University of Washington, Seattle. Since 1994, he has been a partner of Frazier & Company L.P., an investment partnership. He holds a B.S. from Alfred University and an M.D. from Columbia University College of Physicians and Surgeons. He is Board Certified in internal medicine and gastroenterology. Dr. Silverstein is also a director of two medical device development companies, Vision Sciences Inc. and Diametrics Medical Inc., and several privately-held companies. He holds more than 20 United States patents on a variety of medical devices.

   VIRGIL D. THOMPSON has been a director of the Company since 1995. Since January 1996, he has been the President and Chief Executive Officer and a director of Cytel Corporation, a biopharmaceutical company. From 1991 to 1993 he was President of Syntex Laboratories, Inc. a pharmaceutical company. Mr. Thompson holds a B.S. in Pharmacy from Kansas University and a J.D. from The George Washington University Law School. He is also a director of two pharmaceutical companies, Biotechnology General Corporation and Cypros Pharmaceutical Corporation.

BOARD COMMITTEES AND MEETINGS

   During the fiscal year ended December 31, 1996 the Board of Directors held 11 meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee monitors the corporate financial reporting and the internal and external audits of the Company, provides the Board of Directors the results of its examinations and recommendations, outlines to the Board of Directors the improvements made, or to be made, in internal accounting controls, and nominates independent auditors. The Audit Committee is composed of two non-employee directors: Burton J. McMurtry, Ph.D. and Gordon W. Russell. The Audit Committee met once during the fiscal year ended December 31, 1996.

   The Compensation Committee recommends to the Board of Directors compensation levels for officers of the Company, establishes compensation levels for non-officer employees of the Company, makes recommendations to the Board of Directors regarding stock option grants under the Company's 1996 Equity Incentive Plan (the "Incentive Plan"), and otherwise administers the Incentive Plan. The Compensation Committee is composed of three non-employee directors:
Jared A. Anderson, Ph.D., Ross A. Jaffe, M.D. and Virgil D. Thompson. The Compensation Committee met once during the fiscal year ending December 31, 1996.

   During the fiscal year ended December 31, 1996,  each director  except Virgil
D. Thompson attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

   At a meeting held on March 14, 1995, the Board of Directors of the Company approved the engagement of Ernst & Young LLP as its independent auditors for the fiscal year ended December 31, 1994. Prior to the engagement of Ernst & Young LLP, Bregante + Company LLP served as independent auditors of the Company. The Audit Committee of the Board of Directors approved the change in auditors on that date.

   The report of Bregante + Company LLP on the Company's financial statements for the year ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

   In connection with the audit of the Company's financial statements for the fiscal year ended December 31, 1993, there were no disagreements with Bregante + Company LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Bregante + Company LLP, would have caused Bregante + Company LLP to make reference to the matter in their report.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1997 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table who was employed by the Company in that capacity on January 31, 1997; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                        BENEFICIAL OWNERSHIP(1)
                                                       ------------------------
                                                       NUMBER OF   PERCENT OF
              BENEFICIAL OWNER                         SHARES(#)    TOTAL(%)
--------------------------------------------------------------------------------
Burton J. McMurtry, Ph.D. .............................1,217,010     11.9%
 Technology Venture Investors-4, L.P.
 2480 Sand Hill Road, Suite 101
 Menlo Park, CA 94025(2)

Sprout Group ..........................................1,073,644     10.5
 3000 Sand Hill Road
 Menlo Park, CA 94025(3)
 Building 4, Suite 270

Fred E. Silverstein, M.D. .............................  636,363      6.2
 Frazier & Company
 Two Union Square
 601 Union Street, Suite 2110
 Seattle, WA 98101(4)

Ross A. Jaffe, M.D. ...................................  604,863      5.9
 Brentwood Associates VI, L.P.
 2730 Sand Hill Road, Suite 250
 Menlo Park, CA 94025(5)

Jared A. Anderson, Ph.D. ..............................  430,207      4.2
 Electronic Investments Ltd.
 140 Sunrise Drive
 Woodside, CA 94062(6)

Richard P. Thompson(7) ................................  362,595      3.5

Reid M. Rubsamen, M.D.(8) .............................  338,315      3.3

Gordon W. Russell(9) ..................................  291,133      2.9

Igor Gonda, Ph.D.(10) .................................  171,000      1.7

Max D. Fiore(11) ......................................  116,825      1.1

Lester John Lloyd(12) .................................  104,231      1.0

R. Ray Cummings(13) ...................................   72,557       *

Virgil D. Thompson(14) ................................   12,000       *

All executive officers and directors as
 a group (13 persons) .................................4,422,099     42.6%

----------

*  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,214,057 shares outstanding on January 31, 1997, adjusted as required by rules promulgated by the SEC.

                                         (Footnotes continued on the next page.)

(Footnotes continued from previous page.)

(2) Represents 1,217,010 shares held by Technology Venture Investors-IV, as nominee for various TVI funds. Mr. McMurtry, a director of the Company, is a general partner of TVI Management-4, L.P., the General Partner of Technology Venture Investors-IV, and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. McMurtry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in the entities referred to herein.

(3) Represents 640,823 shares held by Sprout Capital VII, L.P. ("Sprout VII"), 374,125 shares held by Sprout Capital VI, L.P. ("Sprout VI") and 58,696 shares held by DLJ Capital Corporation ("DLJCC"). DLJCC is the Managing General Partner of Sprout VII and Sprout VI and, as such, may be deemed to share voting and investment power with respect to the shares beneficially owned by Sprout VII and Sprout VI. Donaldson, Lufkin & Jenrette, Inc. ("DLJ") directly owns all of the capital stock of DLJCC and, as such, may be deemed to share voting and investment power with respect to the shares held by DLJCC, Sprout VII and Sprout VI. As of February 3, 1997, The Equitable Companies Incorporated ("Equitable") beneficially owns, directly and indirectly, 78.2% of DLJ and, as such, may be deemed to share voting and investment power with respect to the shares held by DLJCC, Sprout VII and Sprout VI.

(4) Represents 636,363 shares held by Frazier Healthcare II, L.P. Dr. Silverstein, a director of the Company, is a member of Frazier Management, L.L.C., the Managing Member of FHM II, L.L.C., the General Partner of Frazier Healthcare II, L.P., and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Silverstein disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in Frazier Healthcare II, L.P.

(5) Represents 604,863 shares held by Brentwood Associates VI, L.P. Dr. Jaffe, a director of the Company, is a general partner of Brentwood VI Ventures, L.P., the General Partner of Brentwood Associates VI, L.P., and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Jaffe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in the entities referred to herein.

(6) Represents 430,207 shares held by Electronic Investments Ltd. Dr. Anderson, a director of the Company, is the Attorney-in-Fact of Electronic
     Investments Ltd., and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Anderson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest arising from his interest in Electronic Investments Ltd.

(7) Represents 233,158 shares held by Mr. Thompson, 400 shares held by members of Mr. Thompson's immediate family, 74,037 shares held by the Thompson Family Trust and 15,000 shares held by Thompson Family Partners. Mr. Thompson is a Trustee of the Thompson Family Trust and a General Partner of Thompson Family Partners and, as such, may be deemed to share voting and investment power with respect to the shares held by the Thompson Family Trust and Thompson Family Partners. Mr. Thompson disclaims beneficial ownership of the shares held by his family members, the Thompson Family Trust and Thompson Family Partnership except to the extent of his pecuniary and proportionate partnership interest arising from his interest therein. Includes 40,000 shares subject to an option exercisable within 60 days of January 31, 1997.

(8) Includes 20,000 shares subject to an option exercisable within 60 days of January 31, 1997.

(9) Represents 678 shares held by Mr. Russell, 250,478 shares held by Sequoia Capital V, 7,120 shares held by Sequoia Technology Partners V, 13,792 shares held by Sequoia XXII, 8,332 shares held by Sequoia XXIIII and 10,733 shares held by Sequoia XXIV. Mr. Russell, a director of the Company, is a general partner of Sequoia Technology Partners V and Sequoia Partners F.R., the General Partner of Sequoia Capital V, and an investment advisor of Sequoia XXII, Sequoia XXIII and Sequoia XXIV, and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Russell disclaims beneficial ownership of the shares held by Sequoia
     Capital V, Sequoia Technology Partners V, Sequoia XXII, Sequoia XXIII and Sequoia XXIV except to the extent of his pecuniary and proportionate partnership interest in such shares arising from his interest in the entities referred to herein.

(10) Represents 150,200 shares held by Dr. Gonda. Also represents 800 shares held by members of Dr. Gonda's immediate family. Dr. Gonda disclaims beneficial ownership of such shares. Includes 20,000 shares subject to an option exercisable within 60 days of January 31, 1997.

(11) Includes 10,000 shares subject to an option exercisable within 60 days of January 31, 1997.
                                         (Footnotes continued on the next page.)

(Footnotes continued from previous page.)

(12) Represents 95,611 shares held by Mr. Lloyd and 8,620 shares held by The Lloyd Trust. Mr. Lloyd, Chairman of the Board of Directors of the Company, is Trustee of The Lloyd Trust and, as such, may be deemed to share voting and investment power with respect to the shares held by The Lloyd Trust. Mr. Lloyd disclaims beneficiary ownership of the shares held by The Lloyd Trust except to the extent of his pecuniary interest arising from his interest in such entity. Mr. Lloyd is an investment advisor of Farm Street Investments Ltd. and disclaims beneficial ownership of the 293,823 shares held by Farm Street Investments Ltd.

(13) Represents 71,857 shares held by Mr. Cummings and 700 shares held by Mr. Cummings's spouse.

(14) Represents 12,000 shares subject to an option exercisable within 60 days of January 31, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, each covering one transaction, was filed late by each of Richard P. Thompson, Igor Gonda, Ph.D., R. Ray Cummings, Jared A. Anderson, Ph.D., Ross A. Jaffe, M.D., Lester John Lloyd, Burton J. McMurtry, Ph.D. and Technology Venture Investors-4, L.P.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

   Each non-employee director of the Company also receives stock option grants under the Non- Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

   Option grants under the Directors' Plan are non-discretionary. Under the Directors' Plan, each person who is elected for the first time to be a director of the Company after the Company's initial public offering and who is not an employee of the Company is automatically granted, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase 7,500 shares of Common Stock of the Company. On June 19th of each year (or the next business day should such date be a legal holiday) beginning with June 19, 1997, each member of the Company's Board of Directors who is not an employee of the Company is also automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase 7,500 shares of Common Stock of the Company (pro-rated for non-employee directors with less than a full year's tenure).

   Options under the Directors' Plan will vest in four equal, quarterly installments commencing on the date of the grant of the option. The exercise price of the options granted under the Directors' Plan is the fair market value of the Common Stock granted on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date it was granted. Options granted under the Directors' Plan are generally non-transferable except pursuant to a qualified domestic relations order in beneficiary descriptions. In the event of certain changes of control, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such change of control. The Directors' Plan will terminate at the direction of the Board. As of December 31, 1996, no options to purchase Common Stock have been granted pursuant to the Director's Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                             SUMMARY OF COMPENSATION

   The following table shows for the fiscal years ended December 31, 1995 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                                              COMPENSATION
                                                                 AWARDS
                                                ANNUAL      --------------
                                             COMPENSATION     SECURITIES
                                          -----------------   UNDERLYING
   NAME AND PRINCIPAL POSITION      YEAR  SALARY($) BONUS($) OPTIONS(#)(1)
--------------------------------- ------ --------- -------- --------------
Richard P. Thompson .............. 1996   185,000   62,221     106,596
 President, Chief Executive        1995   150,000   30,000         --
 Officer and Director

Reid M. Rubsamen, M.D. ........... 1996   132,000   35,592      28,065
 Vice President, Medical Affairs,  1995   120,000      --          --
 Secretary and Director

Max D. Fiore(4) .................. 1996   130,000   35,074      28,075
 Vice President, Engineering       1995   115,000   15,000         --

Igor Gonda, Ph.D.(2) ............. 1996   144,000   39,012         --
 Vice President, Research          1995    33,230      --      150,000
 and Development

R. Ray Cummings(3) ............... 1996   130,195   35,239       4,357
 Vice President, Business          1995    61,200      --       67,500
 Development

----------

(1)  The Company has not issued any stock appreciation rights (SARs).

(2) Dr. Gonda joined the Company as Vice President, Research & Development in September 1995. The amounts for 1995 represent compensation from such date to December 31, 1995.

(3) Mr. Cummings joined the Company as Vice President, Business Development in April 1995. The amounts for 1995 represent compensation from such date to December 31, 1995.

                        STOCK OPTION GRANTS AND EXERCISES

   The Company grants options to its executive officers under its Incentive Plan. As of January 31, 1997, options to purchase a total of 313,133 shares were outstanding under the Incentive Plan and options to purchase 653,357 shares remained available for grant thereunder.

   The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                          OPTION GRANTS IN FISCAL 1996

                                             INDIVIDUAL GRANTS
                       ------------------------------------------------------------
                                      PERCENTAGE
                         NUMBER OF     OF TOTAL                                       POTENTIAL REALIZABLE VALUE AT
                         SECURITIES    OPTIONS                                        ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING   GRANTED TO   EXERCISE    DEEMED                 PRICE APPRECIATION FOR OPTION
                          OPTIONS     EMPLOYEES    OR BASE    VALUE OF                           TERM(5)
                          GRANTED     IN FISCAL     PRICE     DATE OF    EXPIRATION   -----------------------------
          NAME              (#)       1996(%)(3)    ($/SH)  GRANT($)(4)     DATE       0%($)     5%($)      10%($)
---------------------- ------------ ------------ ---------- ---------- ------------ --------- ---------- ----------
RICHARD P. THOMPSON...  97,500(1)       19.1%     $0.57       $1.57      1/22/06    $97,500   $193,937   $340,889
                         9,096(2)        1.8       0.57        1.57      1/22/06      9,096     18,093     31,802

REID M. RUBSAMEN, M.D.  22,500(1)        4.4       0.57        1.57      1/22/06     22,500     44,755     78,667
                         5,565(2)        1.1       0.57        1.57      1/22/06      5,565     11,069     19,457

MAX D. FIORE .........  22,500(1)        4.4       0.57        1.57      1/22/06     22,500     44,755     78,667
                         5,575(2)        1.1       0.57        1.57      1/22/06      5,575     11,089     19,492

IGOR GONDA, PH.D......     --            --         --          --          --         --         --         --

R. RAY CUMMINGS ......   4,357(2)        0.9       0.57        1.57      1/22/06      4,357      8,667     15,233

----------

(1) Option vests quarterly over a four year period. The option will fully vest upon a change of control, as defined in the Incentive Plan, unless the acquiring company assumes the options or substitutes similar options. The Board of Directors may reprice options under the terms of the Incentive Plan.

(2) Option vests on date of grant. The Board of Directors may reprice options under the terms of the Incentive Plan.

(3)  Based on options to purchase 510,024 shares granted in 1996.

(4) The deemed value for the date of grant was determined solely for financial accounting purposes.

(5) The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all shareholders.


                 AGGREGATED OPTION EXERCISES IN FISCAL 1996, AND
                     VALUE OF OPTIONS AT END OF FISCAL 1996

                                                            NUMBER OF
                                                           SECURITIES       VALUE OF
                                                           UNDERLYING      UNEXERCISED
                                                           UNEXERCISED    IN-THE-MONEY
                                                          OPTIONS/SARS    OPTIONS/SARS
                                                          AT FY-END (#)   AT FY-END ($)
                           SHARES ACQUIRED     VALUE      EXERCISABLE/    EXERCISABLE/
NAME                        ON EXERCISE(#) REALIZED($)(1) UNEXERCISABLE   UNEXERCISABLE
-------------------------- --------------- ------------ --------------- ---------------
Richard P. Thompson(2)....   106,596         $466,890          --              --

Reid M. Rubsamen, M.D.(3).    28,065          122,924          --              --

Max D. Fiore(4)...........   106,825          473,789          --              --

Igor Gonda, Ph.D..........       --               --           --              --

R. Ray Cummings ..........     4,357           19,084          --              --
----------

(1) Value realized is based on the per share deemed values of the Company's Common Stock on the date of exercise, determined after the date of grant solely for financial accounting purposes, minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Mr. Thompson and the Company. As of December 31, 1996, 79,221 shares were subject to the Company's right of repurchase.

(3) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Dr. Rubsamen and the Company. As of December 31, 1996, 18,284 shares were subject to the Company's right of repurchase.

(4) Options exercised pursuant to an Early Exercise Stock Purchase Agreement executed by Mr. Fiore and the Company. As of December 31, 1996, 52,738 shares were subject to the Company's right of repurchase.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF

                       DIRECTORS ON EXECUTIVE COMPENSATION(1)

   The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors. The Committee is responsible for setting and administering the policies that govern annual executive salaries, bonuses and stock option grants. The Committee annually evaluates the performance, and determines the level of compensation, of the Chief Executive Officer ("CEO"), and the other executive officers of the Company based upon a mix of the achievement of the corporate goals, individual performance and comparisons with other biotechnology companies. The CEO is not present during the discussion of his compensation.

   The policies of the Committee with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of shareholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options, with a bias toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets.

   In general, the salaries of executive officers are based upon a review of surveys of publicly-held biotechnology companies of a similar size to the Company in terms of number of persons employed. Based upon such surveys, the executive officers' salaries are set at the beginning of a fiscal year in the low-

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

to mid-range as compared to other biotechnology companies described above. The salaries are adjusted at such time within such range based upon whether an executive officer met specific individual performance goals. Such individual performance goals are based upon the officer's contribution toward Company goals. For the fiscal year ended December 31, 1996, the average increase in the salaries of the executive officers, including the CEO, was 16%.

   Target bonuses of executive officers are based upon the surveys of other biotechnology companies described above and are set at the beginning of each fiscal year as a percentage of base salary, which percentage is in the mid-range as compared to such other biotechnology companies. Actual bonuses are paid at the end of each fiscal year and may be above or below target depending on whether certain corporate goals have been met during the year. The set of corporate goals is the same for all executive officers. Because the Company is a development stage company, the corporate goals are based upon product development and financing objectives rather than the operating performance of the Company. The Committee assigns a weight to each goal according to whether it was attained or surpassed. The bonus is capped at 150% of the target percentage based on maximum goal achievement.

   For the fiscal year ended December 31, 1996, the target bonus for the CEO was set at 30% of base salary while the target bonus for all other executive officers was set at 24% of base salary. For the bonus for services rendered in 1996, the corporate performance goals related to: (i) the execution of AERxtm feasibility and product development agreements, (ii) the execution of a key product commercialization agreement with a partner, (iii) the completion of a short term feasibility study demonstrating the effectiveness of a key product,
(iv) the development of stand-alone clinical supply capability, (v) the completion of a program demonstrating the feasibility of a new product, (vi) the completion of a study on the human bioavailability of insulin administered by AERxtm and (vii) the completion of additional financing to fund additional development. Because most of the corporate goals were either attained or surpassed during 1996 according to information obtained by management and approved by the Compensation Committee, the actual bonus awarded for each executive officer, including the CEO, was 109% of the target.

   In recommending stock options for executive officers, the Committee considers individual performance, overall contribution to the Company and the total number of stock options to be awarded. The level of stock option awards is also based upon the surveys of other biotechnology companies described above. After considering the criteria relating to awarding stock options, the Committee determined that four executive officers, including the CEO, would receive option grants in the fiscal year ended December 31, 1996.

   The Committee uses the same procedures described above for the other executive officers in setting the annual salary, bonus and stock option awards for the CEO, except that the CEO's salary is adjusted according to whether corporate rather than individual goals are met. The corporate goals used in adjusting the salary of the CEO are the same as the corporate goals utilized in adjusting the bonuses of all executive officers. The CEO's salary and bonus are determined based on comparisons with other biotechnology companies and adjusted according to corporate performance described above. Because most of the corporate goals were met in 1996, the CEO received an increase in salary of 23% and a bonus that was 109% of the target bonus. In awarding stock options, the Committee considers the CEO's performance, overall contribution to the Company, the total number of options awarded and the level of options granted by other biotechnology companies described above. Based on such criteria, the CEO received options to purchase an aggregate of 106,596 shares of the Company's Common Stock during the fiscal year ended December 31, 1996. Compared to other biotechnology companies described above, the CEO's salary and stock options are in the low- to mid-range.

   Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers during a taxable year. Compensation above $1 million may be deducted if it is "performance- based compensation" within the meaning of the Code. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Committee intends to continue to evaluate the effects of the statute and any Treasury regulations and to comply with Code
Section 162(m) in the future to the extent consistent with the best interests of the Company.

   From the members of the Compensation Committee of Aradigm Corporation:

                                          Jared A. Anderson, Ph.D.
                                          Ross A. Jaffe, M.D.
                                          Virgil D. Thompson

                      PERFORMANCE MEASUREMENT COMPARISON(1)

   The following graph compares total  stockholder  returns of the Company since its initial public offering of Common Stock on June 20, 1996 to two indices: the
Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the
"Nasdaq-US") and the Nasdaq Pharmaceutical Index (the  "Nasdaq-Pharmaceutical").
The  total  return  for the  Company's  stock  and for each  index  assumes  the reinvestment  of dividends,  although  dividends have never been declared on the
Company's stock, and is based on the returns of the component companies weighted according to their  capitalizations  as of the end of each monthly  period.  The
Nasdaq-US  tracks the aggregate price  performance of equity  securities of U.S.
companies   traded   on   the   Nasdaq   National   Market   (the   "NM").   The
Nasdaq-Pharmaceutical   tracks  the  aggregate   price   performance  of  equity
securities of  pharmaceutical  companies  traded on the NM. The Company's Common
Stock is  traded  on the NM and is a  component  of both the  Nasdaq-US  and the
Nasdaq-Pharmaceutical.

            COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
            THE COMPANY'S INITIAL PUBLIC OFFERING ON JUNE 20, 1996(2)


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                           6/28/96   7/21/96   8/30/96   9/30/96   10/31/96   11/29/96   12/31/96
                           -------   -------   -------   -------   --------   --------   --------
Nasdaq US                   100         91        96       104        102        109        109
Nasdaq Pharmaceutical       100         89        96       102         98         96         99
Aradigm                     100         82        80        95        102         96         96


----------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on June 20, 1996. The cumulative total return on the Company's stock has been computed based on an initial price of $11.00 per share, the price at which the Company's shares were sold in its initial public offering on June 20, 1996.

                              CERTAIN TRANSACTIONS

   In May 1994, the Company issued and sold to Richard P. Thompson, President, Chief Executive Officer, Chief Financial Officer and a director of the Company, an aggregate of 225,000 shares of its Common Stock for an aggregate purchase price of $82,500, payable pursuant to a secured promissory note bearing interest at the rate of 7% per annum, with accrued but unpaid interest due and payable annually and the principal and remaining interest due and payable on July 1, 1999. In January 1996, the Company granted options to purchase an aggregate of 106,596 shares of the Company's Common Stock with an exercise price of $0.57 per share to Mr. Thompson. In February 1996, Mr. Thompson exercised such options for an aggregate exercise price of $60,404, with $6,040 paid in cash and the remaining $54,364 payable pursuant to a secured promissory note bearing interest at the rate of 5.45% per annum, with the principal and accrued but unpaid interest due and payable on February 28, 2001. The largest aggregate amount of Mr. Thompson's indebtedness to the Company during fiscal 1996 was $142,701. The outstanding balance of the loans to Mr. Thompson was $142,701 as of December 31, 1996.

   In May 1995, the Company issued and sold to R. Ray Cummings, Vice President of Business Development of the Company, an aggregate of 67,500 shares of its Common Stock for an aggregate purchase price of $29,250, payable pursuant to a secured promissory note bearing interest at the rate of 7.12% per annum, with accrued but unpaid interest due and payable annually and the principal and remaining interest due and payable on July 1, 2000. In May 1995, the Company loaned Mr. Cummings $53,235 pursuant to a Promissory Note Secured by Deed of Trust, with the principal and 6% interest due and payable on February 7, 2001. In January 1996, the Company granted an option to purchase 4,357 shares of the Company's Common Stock with an exercise price of $0.57 per share to Mr. Cummings. In March 1996, Mr. Cummings exercised such option for an exercise price of $2,469, with $247 paid in cash and the remaining $2,222 payable pursuant to a secured promissory note bearing interest at the rate of 5.45% per annum, with the principal and accrued but unpaid interest due and payable on March 10, 2001. The largest aggregate amount of Mr. Cummings' indebtedness to the Company during fiscal 1996 was $91,357. The aggregate outstanding balance of the loans to Mr. Cummings was $91,357 as of December 31, 1996.

   In September 1995, the Company granted an option to purchase 150,000 shares of the Company's Common Stock with an exercise price of $0.43 per share to Igor Gonda, Ph.D., Vice President of Research and Development of the Company. In December 1995, Dr. Gonda exercised such option for an aggregate exercise price of $65,000, with $6,500 paid in cash and the remaining $58,500 payable pursuant to a secured promissory note bearing interest at the rate of 5.91% per annum, with the principal and accrued but unpaid interest due and payable on December 27, 2000. In October 1995, the Company loaned Dr. Gonda $90,000 pursuant to an interest-free promissory note, with the principal amount due and payable in October 1998. The largest aggregate amount of Dr. Gonda's indebtedness to the Company during fiscal 1996 was $152,595. The aggregate outstanding balance of the loans to Dr. Gonda was $152,595 as of December 31, 1996.

   The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.

   The Company believes that the foregoing transactions were in its best interests. As a matter of policy these transactions were, and all future transactions between the Company and any of its officers, directors or principal shareholders will be, approved by a majority of the independent and disinterested members of the Board of Directors, and will be in connection with bona fide business purposes of the Company.

                                  OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                                        By Order of the Board of Directors


                                        REID M. RUBSAMEN
                                        Secretary

April 15, 1997


   A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, ARADIGM CORPORATION, 26219 EDEN LANDING ROAD, HAYWARD, CA 94545.

                                                                      APPENDIX A

                              Aradigm Corporation
P
R                           26219 Eden Landing Road
O                          Hayward, California 94545
X
Y                     SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Lester John Lloyd, Richard P. Thompson and Mark A. Olbert, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Aradigm Corporation (the "Company") held of record by the undersigned on April 4th, 1997 at the Annual Meeting of Shareholders to be held on May 20th, 1997 and any adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

Dear Fellow Aradigm Shareholder:

Accompanying this proxy card is Aradigm's 1996 Annual Report and its 1997 Proxy Statement. As you will see when you read the Annual Report, we achieved a number of important goals in 1996, and are working hard to make 1997 an equally important year for your company.

I would appreciate your taking a minute to review the important information enclosed with this Proxy. There are a number of issues related to Aradigm's operation that require your prompt attention. Your vote counts, and I strongly encourage you to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted, sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Sincerely,

/s/ Richard P. Thompson
------------------------
Richard P. Thompson
President and Chief Executive Officer
Aradigm Corporation


[X] Please mark
    votes as in
    this example.

1. Election of Directors

Elect the      Lester John Lloyd, Jared A. Anderson,
following      Ross A. Jaffe, Burton J. McMurtry,
nominees       Reid M. Rubsamen,                                                                      FOR   AGAINST   ABSTAIN
whether by     Gordon W. Russell,                        2.  Ratify the appointment of Ernst &       [   ]   [   ]     [   ]
cumulative     Fred E. Silverstein,                          Young LLP as independent auditors
voting or      Richard P. Thompson                           for 1997.
otherwise:     and Virgil D. Thompson

               [  ] FOR      [  ] WITHHELD

[  ] ______________________________________
     For all nominees except as noted above                       MARK HERE
                                                                 FOR ADDRESS  [  ]
                                                                 CHANGE AND
                                                                 NOTE AT LEFT

                                                           Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:_______________________________ Date __________________ Signature ______________________________ Date ___________________
